UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – August 19, 2016

Commission File Number 0-23320

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1245650
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

22901 Millcreek Blvd., Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, including area code (216) 292-3800

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]     Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 19, 2016, Olympic Steel, Inc. (the “Company”) appointed Mr. Andrew S. Greiff, age 55, as Executive Vice President and Chief Operating Officer of the Company. Mr. Greiff served as President—Specialty Metals of the Company from August 2011 to August 2016, and as Vice President—Specialty Metals of the Company from February 2009 to August 2011.   David A. Wolfort will continue to serve as President of the Company following Mr. Greiff’s appointment.

In connection with Mr. Greiff’s promotion, the Company entered into a new employment agreement with Mr. Greiff (the “Employment Agreement”) that, effective August 15, 2016, superseded and replaced the original employment agreement between the Company and Mr. Greiff, effective as of January 1, 2012. Under the Employment Agreement, Mr. Greiff will serve as Executive Vice President and Chief Operating Officer of the Company for a term ending July 1, 2020. The term will be automatically renewed on July 1, 2020 for an additional three years unless either the Company or Mr. Greiff provides six months advance notice of a desire to not renew the term. Under the Employment Agreement, Mr. Greiff will initially receive a base salary of $450,000 per year. Effective July 1, 2017, Mr. Greiff shall receive a base salary of $500,000 per year. Effective July 1, 2018, Mr. Greiff shall receive a base salary of $550,000 per year, subject to possible increases as determined by the Company’s Board of Directors (the “Board”) or Chief Executive Officer. During the period of employment, Mr. Greiff will be eligible to participate in certain welfare and retirement plans of the Company.

In addition, Mr. Greiff will be eligible for an annual performance bonus under the Company’s Senior Management Compensation Plan in place as of 2016, as amended (the “Bonus Plan”), or such other bonus plan that may replace the Bonus Plan, with the actual payout determined based on the Company’s performance against specific target levels as determined by the Board or an authorized committee thereof. Such performance bonus will be subject to the following terms:

●

The 2016 performance bonus will be based on the performance of the Company’s Specialty Metals Segment (the “Specialty Metals Incentive”). For such 2016 performance bonus, provided that the pre-tax income of the Specialty Metals Segment is no less than $2 million, after taking into consideration any expenses of the performance bonus, Mr. Greiff will receive a minimum annual bonus of $150,000.

●

For calendar year 2017 and thereafter, Mr. Greiff’s performance bonus will be based on the Company’s consolidated performance. For 2017 and 2018 only, provided Mr. Greiff is employed under the Employment Agreement as of December 31, 2017 and December 31, 2018, respectively, and otherwise meets the requirements of the Bonus Plan, Mr. Greiff is guaranteed a minimum performance bonus equal to the average of the incentives he earned during calendar years 2014, 2015 and 2016, but such guaranteed performance bonus cannot be more than the Specialty Metals Incentive he would have earned in 2017 or 2018, had he remained the President of the Specialty Metals Segment.

Mr. Greiff will be eligible to participate in any long-term incentive plan, which may be created or amended by the Board from time to time. If the Company terminates Mr. Greiff’s employment other than due to “good cause” or “disability” (as each term is defined in the Employment Agreement) during the term of the Employment Agreement and the termination does not otherwise entitle Mr. Greiff to payments under his Management Retention Agreement with the Company (as described below), subject to execution by Mr. Greiff of a customary release of claims against the Company, Mr. Greiff will continue to receive his compensation (base salary and, at the discretion of the Compensation Committee of the Board, a pro-rata portion of the performance bonus that would have been earned for the year of termination) and continued benefits under the Employment Agreement during the period ending on the earlier of (i) July 1, 2020 (or July 1, 2023 if the Employment Agreement is renewed) or (ii) the second anniversary of the termination of his employment. If Mr. Greiff’s employment terminates during the term of the Employment Agreement due to death or disability, and he or his beneficiaries are not entitled to any payments under his Management Retention Agreement with the Company, Mr. Greiff or his estate or beneficiaries will continue to receive his base salary for twelve months and his spouse and minor children will be entitled to twelve months of continued health insurance. The Employment Agreement includes non-competition and non-solicitation covenants that will be in effect while Mr. Greiff is employed by the Company and for the two-year period following the termination of his employment. Compensation under the Employment Agreement is subject to potential clawback in certain circumstances as further described in the Employment Agreement.

The Company also entered into a Management Retention Agreement with Mr. Greiff (the “Management Retention Agreement”). Under the Management Retention Agreement, which does not become operative unless the Company experiences a “change in control” (as defined in the Management Retention Agreement), the Company agreed to continue the employment of Mr. Greiff for one year following the change in control (the “Contract Period”), generally in the same position with the same duties and responsibilities, at the same compensation level, and with the same employee benefits and perquisites as existed prior to the change in control. If Mr. Greiff becomes disabled (as further described in the Management Retention Agreement), the Company will generally continue to pay him such compensation for up to six months, reduced by any payments paid to him for the same period because of disability under any disability or pension plan of the Company.

If Mr. Greiff’s employment is terminated by the Company without “cause” or by Mr. Greiff for “good reason” (as each such term is defined in the Management Retention Agreement) during the Contract Period, Mr. Greiff is entitled to receive a lump-sum severance payment equal to the average of his last three years’ base salary, bonus and dollar value of certain employee benefits, and Mr. Greiff and his dependents, beneficiaries and estate will be entitled to continuation of medical, dental, disability and life insurance benefits and certain perquisites for one year. If Mr. Greiff dies during the Contract Period, the Company will pay his beneficiary or personal representative his base salary for a period of 12 months. The Management Retention Agreement also provides that, in the event that any of the payments or benefits described above would constitute a “parachute payment” under Internal Revenue Code Section 280G, the payments or benefits provided will be reduced so that no portion is subject to the excise tax imposed by Internal Revenue Code Section 4999, but only if such reduction will result in a net after tax benefit to Mr. Greiff. The Management Retention Agreement contains a non-competition prohibition for one year post-employment.

The foregoing is only a brief description of the material terms of the Employment Agreement and the Management Retention Agreement, does not purport to be a complete description of such agreements, and is qualified in its entirety by reference to the Employment Agreement and the Form of Management Retention Agreement, which are filed as Exhibits 10.38 and 10.39, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	Exhibit Number	Description of Exhibit

	10.38	Employment Agreement, effective as of August 19, 2016, by and between the Company and Andrew S. Greiff.

10.39	Form of Management Retention Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

Date: August 23, 2016	By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.38	Employment Agreement, effective as of August 19, 2016, by and between the Company and Andrew S. Greiff.

10.39	Form of Management Retention Agreement.

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